As filed with the Securities and Exchange Commission on August 5, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-0906609

(State of incorporation	(IRS Employer
or organization)	Identification No.)

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina	28255

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-97157

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

Bank of America Corporation 6.000%	New York Stock Exchange
Subordinated InterNotes, due 2034

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

     The title of the class of securities to be registered hereunder is: Bank of America Corporation 6.000% Subordinated InterNotes, due 2034 (the “Notes”). A description of the Notes registered hereunder is set forth under the caption “Description of Notes” in the prospectus (the “Prospectus”) dated April 15, 2004 that constitutes part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-97157) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2002, as amended, which is incorporated herein by reference. The prospectus was subsequently filed with the Commission on April 16, 2004 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (“Rule 424(b)”). The description of the Notes contained in the Prospectus is supplemented by the specific terms of the Notes contained in the Pricing Supplement dated August 2, 2004, filed with the Commission on August 4, 2004 pursuant to Rule 424(b), which is incorporated herein by reference.

Item 2. Exhibits.

1.	Form of Bank of America Corporation Subordinated InterNote, incorporated herein by reference to Exhibit 4.6 to the Registration Statement.

2.	Amended and Restated Indenture (Subordinated Debt Securities) dated as of July 1, 2001 between the Registrant and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-65750).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: August 5, 2004	By:	/s/ KAREN A. GOSNELL

Karen A. Gosnell
Senior Vice President